EXHIBIT 23

                                   CONSENT OF
                               FARBER & HASS, LLP
                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


Remedent USA, Inc.

We hereby consent to the inclusion in this Annual Report on Form 10-KSB/A, of our report dated May 28, 2004 except Note 2 as to which the date is January 10, 2005, relating to the financial statements of Remedent USA, Inc. as of March 31, 2004 and for the two years then ended.

Farber & Hass LLP


/s/ Farber & Hass, LLP
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Dated: February 7, 2005
Camarillo, California